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                                                                    EXHIBIT 23.7



                        CONSENT OF SALOMON BROTHERS INC



     We hereby consent to the references to our firm under the captions
"SUMMARY -- Opinions of Financial Advisors -- Salomon Brothers Inc Fairness Opinion," "THE REORGANIZATION -- Reasons for the Reorganization; Recommendation of the Shoney's Board" and "THE REORGANIZATION -- Opinions of Financial
Advisors -- Opinion of Shoney's Financial Advisor -- Salomon" in the Registration Statement on Form S-4 of Shoney's, Inc. (Registration No. 333-4201) and to the inclusion of our opinion letter as Appendix B to the Proxy Statement/Prospectus contained in such Registration Statement. In giving this consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



July 18, 1996                                               SALOMON BROTHERS INC